UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2006

                                  CKRUSH, INC.
             (Exact name of Registrant as specified in its charter)


       Delaware                         0-25563               65-0648808
(State or other jurisdiction of     (Commission File        (IRS Employer
incorporation or organization)          Number)            Identification No.)

1414 Avenue of the Americas, Suite 406
New York, New York                                                10019
(Address of principal executive offices)                        (Zip Code)

                                 (212) 755-1944
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

(a)      Resignations

     On February 14, 2006, Cedric Kushner resigned as a member of our Board of Directors and as our President, effective immediately. A copy of his letter of resignation is attached as an exhibit to this report. Mr. Kushner resigned in compliance with a judgment entered against him in a civil action brought by the Securities and Exchange Commission, which judgment was disclosed in a Current Report on Form 8-K filed with the Commision on December 5, 2005.

     On February 13, 2006, James DiLorenzo resigned as our Chief Financial Officer, effective immediately.

(b)      New Officer

     On February 13, 2006, we appointed Jan Chason, 60, as our Chief Finacial Officer and Executive Vice President. Mr. Chason served as Chief Financial Officer of Majesco Entertainment Company from July 8, 2005 through February 10, 2006 and as Majesco's Chief Accounting Officer from December 3, 2003 through July 7, 2005. Prior to joining Majesco, Mr. Chason provided interim Chief Financial Officer services through JEC Consulting Associates from June 2001 through December 2002. From June 1996 through June 2001, he served on the executive team of SFX Broadcasting and SFX Entertainment as the Chief Financial Officer of Triathlon Broadcasting Company, The Marquee Group, Inc. and Artist Group International LLC. He later served as Corporate Vice President-Finance of SFX Entertainment. After the acquisition of SFX Entertainment by Clear Channel Communications Inc., he served as the Chief Financial Officer of Clear Channel Entertainment's Marketing and Media Divisions. Mr. Chason was a partner at Ernst & Young LLP from October 1982 through September 1994. Mr. Chason is a Certified Public Accountant and has a Bachelor of Business Administration from City College of New York.

     We entered into an employment agreement dated February 13, 2006 with Mr. Chason. The agreement provides for a three-yaer term with automatic renewals, subject to either party's right not to renew. The agreement includes provisions for early termination by us for cause, death and disability and by Mr. Chason for good reason. We will pay a base salary of $175,000 for the first year of the agreement, subject to annual increases not less than 10% of the prior year's base salary, and a discretionary bonus. We granted options to purchase 3,000,000 shares of our common stock to Mr. Chason, of which 750,000 are non-qualified under the Internal Revenue Code, are exercisable at $.10 per share and are fully vested. The balance of 2,250,000 will be qualified, subject to shareholder approval, have an exercise price of $.20 per share and vest at the rate of 62,500 shares per month over the initial three-year term. In the event of a change of control while Mr. Chason is employed by us, we will pay him an amount that, after deducting federal and state income and payroll withholding taxes, would equal three (3) times his then-base salary. A copy of Mr. Chason's agreement is attached as an exhibit to this report.

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
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number                 Description
--------------                 -----------
    10 Executive Employment Agreement dated February 13, 2006 with Jan Chason

    17                    Letter  of   Resignation  from  Cedric  Kushner  dated
                          February 14, 2006


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

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 17, 2006                   CKRUSH, INC.
                                            (Registrant)



                                             By:  /s/ Jeremy Dallow
                                             -----------------------
                                             Jeremy Dallow
                                             President

                                  EXHIBIT INDEX

     Exhibit Number                 Description                         Page
     --------------                 -----------                         ----
           10               Executive Employment Agreement dated
                            February 13, 2006 with Jan Chason           1-8

           17               Letter of Resignation from Cedric Kushner
                            dated February 14, 2006                       1

                                       5